Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form SB-2 of our report, dated August 3, 1998, which includes an emphasis paragraph relating to an uncertainty as to the Company's ability to contrinue as a going concern, on the financial statements of Quantech, LTD. We also consent to the reference to our Firm under the captions "Experts" and "Selected Financial Data" in the Prospectus.

January 11, 1999
                                   /s/ McGladrey & Pullen, L.L.P.